AGREEMENT AND MUTUAL RELEASE

      THIS AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into this 7th day of June, 2004, by and between CASE FINANCIAL, INC. ("Case") and ERIC ALDEN ("Alden").

      WHEREAS, Alden was an employee, an officer and a director of Case; WHEREAS, concurrent with the execution of this Agreement, Alden sold 770,833 shares of common stock of Case to Trinad Capital, LP;

      WHEREAS, Case hereby acknowledges that Alden was the record holder of said 770,833 shares; WHEREAS, as a result of the sale of the aforesaid 770,833 shares, Alden presently owns 250,000 shares of common stock of Case ("Shares") and Case hereby acknowledges that Alden is the record holder of the Shares;

      WHEREAS, this Agreement is being executed simultaneously with the following two (2) other agreements and this Agreement shall not take effect until such other two (2) agreements are executed and such other two (2) agreements (as well as this Agreement) are approved by the Board of Directors of
Case: (1) Assignment of Stock Options between Alden and Prime Capital Investments, LLC, and (2) Agreement and Mutual Release between Alden, CCWIPP and Clifford R. Evans;

      WHEREAS, certain disputes have arisen between Case and Alden relating to Alden's relationship and status as an employee, officer, director and shareholder of Case; and

      WHEREAS, the parties hereto wish to resolve all disputes between them.

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1. Alden agrees that, until such time that Case consummates one or more equity and/or debt financings which, in the aggregate, results in net proceeds to Case of at least $2 million or 120 calendar days after the execution of this Agreement, whichever occurs earlier ("Lockup Period"), he may not sell, assign, convey, transfer or pledge any of the Shares. After the Lockup Period, during each of the two 90 calendar day periods thereafter, Alden may sell up to 37,500 Shares and, after the earlier of nine (9) months after the date of this Agreement or the end of the second 90 calendar day period, Alden may sell all of the Shares; provided, however, that such sale or sales comply with all, and do not violate any, applicable federal and state securities laws. Alden acknowledges and agrees that a stop transfer order will be placed upon the Shares and that the certificates for the Shares will contain a legend substantially as follows, in addition to the same legend which is on Alden's existing certificate:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A CERTAIN AGREEMENT AND MUTUAL RELEASE DATED JUNE 7, 2004."

      2. Concurrent with the execution of this Agreement, Alden shall execute a License Agreement ("License Agreement"), in the form attached hereto as Exhibit A, whereby Alden shall grant to Case a three year exclusive and a perpetual non-exclusive license throughout the world to make, have made, use, sell, and offer to sell Licensed Products (as defined in the License Agreement) for the term specified in the License Agreement. The term "Patent" as used herein shall mean all of Alden' s right, title and interest in and to the subject matter of U.S. patent application no. 10/750,564, docket no. 49780/JEC/C803 for the work known as "method and apparatus for generating an expense guarantee," and to all intellectual property rights associated therewith. Alden represents and warrants that he has not made any prior assignments of the foregoing nor are there any liens or encumbrances thereon. Alden agrees to execute any and all documents to effectuate the foregoing license. In any event, the License Agreement shall terminate and the aforesaid license shall revert to Alden should Case file for protection under the United States Bankruptcy laws.

      3. Except for the obligations of the parties provided for in this Agreement, Alden does hereby release and discharge Case, and its past and present officers, directors, employees, agents, representatives, affiliates, and subsidiaries, and their successors and predecessors, and each of them, from any and all debts, claims, demands, liabilities, obligations, contracts, agreements, guarantees, causes of action, known and unknown, against any of them which any of them now owns, holds or has at any time heretofore owned or held by reason of any act, matter, cause or thing whatsoever done prior to the execution of this Agreement, including but not limited to any debts, obligations or liabilities arising out of or related to Alden's termination as an officer and employee of Case. Notwithstanding the foregoing, Case acknowledges and agrees that it is still indebted to Alden under two promissory notes, one for $45,000.00 and one for $5,000.00.

      4. Except for the obligations of the parties provided for in this Agreement, Case does hereby release and discharge Alden from any and all debts, claims, demands, liabilities, obligations, contracts, agreements, guarantees, causes of action, known and unknown, against any of them which any of them now owns, holds or has at any time heretofore owned or held by reason of any act, matter, cause or thing whatsoever done prior to the execution of this Agreement; provided, however, nothing contained in this Paragraph 4 shall, or is intended to, release or discharge Alden from any act or conduct that constitutes a crime under California and/or federal law.

      5. It is the intention of the parties hereto in executing this Agreement that the same shall be effective as a bar to each and every claim, demand and cause of action specified in Paragraphs 3 and 4 and, in furtherance of this intention, each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      The parties hereto acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

      The aforesaid release shall inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and assigns, and shall be binding upon the heirs, executors, administrators, successors and assigns of each.

      The parties hereto warrant that no assignment of said claims, demands or causes of action have been made and they agree to indemnify and hold the others harmless against any assignment of said claims, demands or causes of action.

      6. Alden represents and warrants to Case that, other than the Shares, the aforesaid 1,020,833 shares, and Alden's option to purchase 320, 833 shares of common stock of Case, Alden does not own any other stock of Case nor does Alden have the right to acquire or purchase any additional stock of Case. Nothing in this Paragraph 6 shall prevent Alden from exercising his rights to buy and/or sell shares of Case common stock in the open market.

      7. It is understood and agreed that this Agreement is intended to compromise disputed claims and is not to be construed as an admission of or evidence of any liability by either party to the other.

      8. In the event that any party to this Agreement commences legal action against any other party because of a breach or default under this Agreement, then the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs.

      This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same written instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                     CASE FINANCIAL, INC.


                                                     By:
                                                     Name:  Gary Primes
                                                     Title: President, CIO


                                                     ERIC ALDEN

         EXHIBIT A LICENSE AGREEMENT

                                LICENSE AGREEMENT

      This License Agreement ("LICENSE AGREEMENT"), is entered as of June 7, 2004, (the "EFFECTIVE DATE") by and between ERIC A. ALDEN, an individual residing at 18301 Sandringham Court, Northridge, California 91326 ("ERIC ALDEN"), and CASE FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of California and having a principal office at 15060 Ventura Boulevard, Suite 240, Sherman Oaks, California 91403 ("CASE FINANCIAL").

      WHEREAS, ERIC ALDEN and CASE FINANCIAL are parties to that certain AGREEMENT AND MUTUAL RELEASE entered by and between ERIC ALDEN and CASE FINANCIAL on even date herewith (the "SETTLEMENT AGREEMENT");

      WHEREAS, ERIC ALDEN is a co-inventor of certain new and useful improvements disclosed in an application for United States Letters Patent entitled METHOD AND APPARATUS FOR GENERATING AN EXPENSE GUARANTY, filed December 31, 2003, U.S. Application Ser. No. 10/750,564; and

      WHEREAS, CASE FINANCIAL desires to obtain an exclusive license for PATENT RIGHTS related to and including the aforesaid application for United States Letters Patent.

      NOW THEREFORE, in consideration of the premises, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows.

                             ARTICLE I - DEFINITIONS

      For the purpose of this LICENSE AGREEMENT, the following words and phrases shall have the following meanings:

      1.1 "LICENSED PRODUCTS" mean any product, material, apparatus, system, or article of manufacture which:

            (a) includes structure and/or operation that fall within the scope of a claim contained in any filing included in PATENT RIGHTS; or

            (b) includes TECHNICAL INFORMATION.

      1.2 "LICENSED SERVICES" mean any service that utilizes a method, apparatus, system, or article of manufacture falling within the scope of a claim contained in any filing included in PATENT RIGHTS.

      1.3 "PATENT RIGHTS" mean: (A) an application for United States Letters Patent entitled METHOD AND APPARATUS FOR GENERATING AN EXPENSE GUARANTY, filed December 31, 2003, U.S. Application Ser. No. 10/750,564; (B) all United States and foreign patent applications based upon the aforesaid application for

United States Letters Patent; (C) any additions, continuations, divisions, reissues, re-examinations, or extensions based on the aforesaid application for United States Letters Patent; and (D) any United States or foreign patents issuing from any of the foregoing.

      1.4 "TECHNICAL INFORMATION" means all works of authorship, designs, flow charts, drawings, artworks, expressions, algorithms, software, mask works, ideas, know-how, research information, trade secrets, proprietary information, documents, manuals, and instructions relating to subject matter disclosed in PATENT RIGHTS, and any intellectual property therein.

                           ARTICLE II - LICENSE GRANT

      2.1 LICENSE GRANT. Except as provided for herein, ERIC ALDEN hereby grants to CASE FINANCIAL an exclusive, worldwide, royalty-free right and license under the PATENT RIGHTS and TECHNICAL INFORMATION, including the right to grant sublicenses, to make, have made, use, offer for sale, sell, and import LICENSED PRODUCTS, and to provide LICENSED SERVICES.

                           ARTICLE III - CONSIDERATION

      The consideration for the rights and licenses granted herein is set forth in the SETTLEMENT AGREEMENT.

                                ARTICLE IV - TERM

      This LICENSE AGREEMENT shall be effective on the EFFECTIVE DATE and shall continue in full force and effect in perpetuity, provided that, the license granted hereunder shall be exclusive for a period commencing on the EFFECTIVE DATE and continuing for three (3) years, and, thereafter, the license granted hereunder shall be on a non-exclusive basis in accordance with the terms and conditions herein. Except as provided for herein, this LICENSE AGREEMENT shall not be subject to termination, cancellation and/or rescission for any reason whatsoever. Notwithstanding the foregoing, if CASE FINANCIAL files for protection under the United States bankruptcy laws or is no longer operating and/or ceases to be in the lending business for a consecutive period of at least ninety (90) days, then this LICENSE AGREEMENT shall terminate.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

      5.1 ERIC ALDEN represents and warrants that he has not executed, and will not execute, any agreement in conflict herewith;

            ARTICLE VI - PATENT PROSECUTION, ENFORCEMENT, AND DEFENSE

      6.1 APPLICATIONS. CASE FINANCIAL shall have sole discretion to prepare, file, prosecute, maintain, and obtain issuance and extensions of patents and patent applications in PATENT RIGHTS. ERIC ALDEN shall take all actions necessary including testifying in any legal proceedings, signing all lawful papers, executing all divisional, continuation, substitute and reissue applications, making all rightful oaths, and generally do everything reasonable, to aid CASE FINANCIAL to obtain and enforce proper patent protection for PATENT RIGHTS in all countries.

      6.2 ENFORCEMENT. If any PATENT RIGHTS are being or have been infringed by a third party, CASE FINANCIAL shall have the initial right, but not the obligation, to institute, prosecute, and control any action, suit or proceeding (an "ACTION") with respect to such infringement of PATENT RIGHTS, including any declaratory judgment. ERIC ALDEN shall assist and cooperate with CASE FINANCIAL, at CASE FINANCIAL's request, in connection with any such ACTION.

      6.3 DEFENSE. In the event of the institution of any suit by a third party against CASE FINANCIAL for patent or other intellectual property rights infringement or other use, rights, or ownership claim involving the making, use, offer for sale, or sale of any LICENSED PRODUCTS or the providing of any LICENSED SERVICES (an "ACTION"), ERIC ALDEN shall assist and cooperate with CASE FINANCIAL, at CASE FINANCIAL'S request, in the defense of such ACTION.

                     ARTICLE VII - MISCELLANEOUS PROVISIONS

      7.1 AGENT. Neither party shall be deemed to be an agent of the other party as a result of any transaction under or related to this LICENSE AGREEMENT, and shall not in any way pledge the other party's credit or incur any obligation on behalf of the other party.

      7.2 GOVERNING LAW. This LICENSE AGREEMENT shall be construed, governed, interpreted and applied in accordance with laws of the State of California, USA, except that questions concerning the validity and scope of coverage or infringement of any patent shall be determined by the law of the country in which the patent was granted

      7.3 SEVERABILITY. The provisions of the LICENSE AGREEMENT are severable, and in the event that any provisions of this LICENSE AGREEMENT are determined to be invalid or unenforceable under any controlling body of law, such invalidity or enforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

      7.4 INTEGRATION. The Parties acknowledge that this instrument sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a subsequently written instrument subscribed to by the parties hereto.

      7.5 HEADINGS. The headings are included for reference only and are not intended to be a part of or to affect the meaning or interpretation of this LICENSE AGREEMENT.

      IN WITNESS WHEREOF, the Parties have hereunder set their hands and seals and duly executed this LICENSE AGREEMENT in duplicate by its duly authorized officers the day and year first above written.

ERIC A. ALDEN                                        CASE FINANCIAL, INC.


                                                     By:
                                                     Name: Gary Primes
                                                     Title: President, CIO